    As filed with the Securities and Exchange Commission on October 23, 2000
                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               CIRRUS LOGIC, INC.
             (Exact name of registrant as specified in its charter)
                   DELAWARE                      77-0024818
       (State or other jurisdiction     (IRS Employer Identification No.)
    of incorporation or organization)

                           4210 SOUTH INDUSTRIAL DRIVE
                               AUSTIN, TEXAS 78744
               (Address of principal executive offices) (Zip Code)


                                 1996 STOCK PLAN
                 (AMENDED AND RESTATED AS OF SEPTEMBER 28, 2000)
                            (Full title of the Plan)


                                 DAVID D. FRENCH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CIRRUS LOGIC, INC.
                           4210 SOUTH INDUSTRIAL DRIVE
                               AUSTIN, TEXAS 78744
                     (Name and address of agent for service)
                                 (512) 445-7222
          (Telephone number, including area code, of agent for service)
                         CALCULATION OF REGISTRATION FEE

                                        Proposed         Proposed
                                         Maximum          Maximum          Amount of
Title of Securities   Amount to be   Offering Price      Aggregate       Registration
to be Registered      Registered(1)   per Share(2)    Offering Price(2)       fee
1996 Stock Plan
Common Stock,
$0.001 par value      3,500,000         $38.25         133,875,000          $35,343

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1996 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.
(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on October 18, 2000, as reported by the Nasdaq National Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item  3.     Incorporation  of  Documents  by  Reference
             -------------------------------------------
     Cirrus Logic, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K filed with the Commission on June 23, 2000 for the fiscal year ending March 25, 2000;

(b) The Registrant's Quarterly Report on Form 10-Q filed with the Commission on August 8, 2000 for the period ending June 24, 2000;

(c) The Registrant's Current Reports on Form 8-K filed with the Commission on April 7, 2000; May 10, 2000; June 2, 2000; October 4, 2000; and October 23,
2000,  respectively;  and

(d) The Registrant's Registration Statement on Form 8-A filed with the Commission on May 1, 1989, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item  4.     Description  of  Securities
             ---------------------------
     Not  Applicable.

Item  5.     Interests  of  Named  Experts  and  Counsel
             -------------------------------------------
     Not  Applicable.

Item  6.     Indemnification  of  Directors  and  Officers
             ---------------------------------------------
     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation shall not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers and my indemnify its employees and other agents to the fullest extent permitted by Delaware law. The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Registrant would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Registrant currently has secured such insurance on behalf of its officers and directors.

The Registrant has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Registrant's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Registrant's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceedings, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

Item  7.     Exemption  from  Registration  Claimed
             --------------------------------------
     Not  Applicable.

Item  8.     Exhibits
             --------
Exhibit  Number       Exhibit
---------------       -------
  4                   Instruments Defining the Rights of Stockholders.
                      Reference  is  made  to  Registrant's  Registration
                      Statement on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
  5                   Opinion  and  consent  of  Brobeck,  Phleger  &
                      Harrison  LLP.
 23.1                 Consent  of  Ernst  &  Young  LLP,  Independent
                      Auditors.
 23.2                 Consent  of  Brobeck,  Phleger  & Harrison LLP is
                      contained  in  Exhibit  5.
 24.1                 Power  of  Attorney.
 99.1                 1996  Stock  Plan  (Amended  and  Restated  as of
                      September  28,  2000).

Item  9.     Undertakings
             ------------
     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 23rd day of October, 2000.
                                   CIRRUS  LOGIC,  INC.


                                   By:      /s/  David  D.  French
                                           -----------------------
                                              David  D.  French
                                   President  and  Chief  Executive  Officer
    IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                                           TITLE                                  DATE
                                --------------------------------------------------------  ----------------


     /s/ David D. French        President, Chief Executive Officer and Director
     -------------------------
     David D. French            (Principal Executive Officer)                             October 23, 2000


     /s/ Robert W. Fay          Vice President, Chief Financial Officer, and  Secretary
     -------------------------
     Robert W. Fay              (Principal Financial and Accounting Officer)              October 23, 2000

     -------------------------
     Michael Hackworth          Chairman of the Board                                     October 23, 2000

     -------------------------
     Suhas S. Patil             Chairman Emeritus and Director                            October 23, 2000


     /s/ D. James Guzy
     -------------------------
  *  D. James Guzy              Director                                                  October 23, 2000


     /s/ Dr. Harold J. Raveche
     -------------------------
  *  Dr. Harold J. Raveche      Director                                                  October 23, 2000


     /s/ Walden C. Rhines
     -------------------------
  *  Walden C. Rhines           Director                                                  October 23, 2000


     /s/ Robert H. Smith
     -------------------------
  *  Robert H. Smith            Director                                                  October 23, 2000


     /s/ Alfred S. Teo
     -------------------------
  *  Alfred S. Teo              Director                                                  October 23, 2000



* This registration statement has been signed on behalf of the above officers and directors by David D. French, President, Chief Executive Officer and Director of the Company And Robert W. Fay as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this registration statement.


Dated:  October  23,  2000                By:   /s/  David  D.  French
                                             -----------------------------------
                                            David  D.  French,  Attorney-in-Fact



                                          By:   /s/  Robert  W.  Fay
                                               ---------------------------------
                                              Robert  W.  Fay,  Attorney-in-Fact

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS
                                       TO
                                    FORM S-8
                                      UNDER
                             SECURITIES ACT OF 1933

                               CIRRUS LOGIC, INC.

                                EXHIBIT  INDEX

Exhibit  Number       Exhibit
---------------       -------
  4                   Instruments Defining the Rights of Stockholders.
                      Reference  is  made  to  Registrant's  Registration
                      Statement on Form 8-A, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.
  5                   Opinion  and  consent  of  Brobeck,  Phleger  &
                      Harrison  LLP.
 23.1                 Consent  of  Ernst  &  Young  LLP,  Independent
                      Auditors.
 23.2                 Consent  of  Brobeck,  Phleger  & Harrison LLP is
                      contained  in  Exhibit  5.
 24.1                 Power  of  Attorney.
 99.1                 1996  Stock  Plan  (Amended  and  Restated  as of
                      September  28,  2000).

                                    EXHIBIT 5
             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP

                                October 23, 2000

Cirrus  Logic,  Inc.
4210  South  Industrial  Drive
Austin,  Texas  78744
Re: Cirrus Logic, Inc. - Registration Statement for Offering of an Aggregate of 3,500,000 Shares of Common Stock


Dear  Ladies  and  Gentlemen:

     We have acted as counsel to Cirrus Logic, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 3,500,000 shares of common stock (the "Shares") authorized for issuance under the Company's 1996 Stock Plan (Amended and Restated as of September 23, 2000) (the "Plan").
This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.
We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the reservation of the Shares under the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.
We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.
This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.


                                        Very  truly  yours,


                                        BROBECK,  PHLEGER  &  HARRISON  LLP

                                  EXHIBIT 23.1
                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan (Amended and Restated as of September 28,
2000) of Cirrus Logic, Inc. of our report dated April 25, 2000, except Note 18, as to which the date is May 31, 2000, with respect to the consolidated financial statements and schedule of Cirrus Logic, Inc. included in its Annual Report (Form 10-K) for the year ended March 25, 2000, filed with the Securities and Exchange Commission.


                                              /s/  Ernst  &  Young  LLP



Austin,  Texas
October  20,  2000

                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David D. French and Robert W. Fay, jointly and severally, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign the documents listed below and any amendments to those documents, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, these Registration Statements have been signed by the following persons in the capacities indicated on October 18, 2000.

Post Effective amendment to Registration Statement Number 333-23553 on Form S-3:
To withdraw the registration statement for the shares issued to bondholders as the registration rights given in the agreement have expired

Post Effective amendment to Registration Statement Number 333-86561 on Form S-3:
To withdraw the registration statement for the shares issued to AudioLogic, Inc. shareholders as the registration rights given in the acquisition agreement have expired

Post Effective amendment to Registration Statement Number 333-32964 on Form S-3:
To withdraw the registration statement for the shares issued to IBM as the registration rights given in the restructuring agreement have expired

Registration Statement on Form S-8: To file past amendments to the 1989 Employee Stock Purchase Plan with the Securities Exchange Commission

Registration Statement on Form S-8: To increase the number shares authorized for issuance under the 1996 Stock Plan by 3,500,000


SIGNATURE                                   TITLE
---------------------  -----------------------------------------------
---------------------
Michael L. Hackworth   Chairman of the Board and Director

---------------------
Suhas S. Patil         Chairman Emeritus and Director

/s/ David D. French
---------------------
David D. French        President, Chief Executive Officer and Director

/s/ Walden C. Rhines
---------------------
Walden C. Rhines       Director

/s/ Robert H. Smith
---------------------
Robert H. Smith        Director

/s/ Alfred S. Teo
---------------------
Alfred S. Teo          Director

/s/ D. James Guzy
---------------------
D. James Guzy          Director

/s/ Harold J. Raveche
---------------------
Harold J. Raveche      Director


                                  EXHIBIT 99.1
                                 1996 STOCK PLAN
                 (AMENDED AND RESTATED AS OF SEPTEMBER 28, 2000)
II.     PURPOSES  OF  THE  PLAN.  THE  PURPOSES  OF  THIS  STOCK  PLAN  ARE:
        -----------------------
- to attract and retain the best available personnel for positions of substantial responsibility,

-     to  provide  additional  incentive  to  Employees  and  Consultants,  and

-     to  promote  the  success  of  the  Company's  business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

III.     DEFINITIONS.  AS  USED  HEREIN,  THE FOLLOWING DEFINITIONS SHALL APPLY:
         -----------
(a)     "Administrator"  means  the  Board  or any of its Committees as shall be
         -------------
         administering the Plan, in accordance with Section 4  of  the  Plan.
(b)     "Applicable  Laws"  means  the  legal  requirements  relating  to  the
         ----------------
         administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights will be or are being granted under the Plan.
(c)     "Board"  means  the  Board  of  Directors  of  the  Company.
         -----
(d)     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.
         ----
(e)     "Committee"  means a Committee appointed by the Board in accordance with
         ---------
Section  4  of  the  Plan.
(f)     "Common  Stock"  means  the  Common  Stock  of  the  Company.
         -------------
(g)     "Company"  means  Cirrus  Logic,  Inc.,  a  Delaware  corporation.
         -------
(h)     "Consultant"  means  any  person,  including  an advisor, engaged by the
         ----------
         Company or a Parent or Subsidiary to render services and who is compensated for such services. The term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.
(i)     "Continuous  Status  as  an  Employee  or  Consultant"  means  that the
         ----------------------------------------------------
         employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.
(j)     "Director"  means  a  member  of  the  Board.
         --------
(k)     "Disability"  means total and permanent disability as defined in Section
         ----------
22(e)(3)  of  the  Code.
(l)     "Employee"  means any person, including Officers and Directors, employed
         --------
         by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.
(m)     "Exchange  Act"  means  the Securities Exchange Act of 1934, as amended.
         -------------
(n)     "Fair  Market  Value"  means,  as of any date, the value of Common Stock
         -------------------
        determined  as  follows:
1. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
2. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
3. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.
(o)     "Incentive  Stock  Option"  means  an  Option  intended to qualify as an
         ------------------------
incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(p)     "Nonstatutory  Stock  Option" means an Option not intended to qualify as
         ---------------------------
an  Incentive  Stock  Option.
(q)     "Notice  of  Grant"  means a written notice evidencing certain terms and
         -----------------
conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.
(r)     "Officer"  means  a  person  who is an officer of the Company within the
         -------
meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(s)     "Option"  means  a  stock  option  granted  pursuant  to  the  Plan.
         ------
(t)     "Option  Agreement" means a written agreement between the Company and an
         -----------------
Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.
(u)     "Optioned  Stock"  means  the Common Stock subject to an Option or Stock
         ---------------
Purchase  Right.
(v)     "Optionee"  means  an  Employee  or  Consultant who holds an outstanding
         --------
Option  or  Stock  Purchase  Right.
(w)     "Parent"  means  a  "parent  corporation,"  whether  now  or  hereafter
         ------
existing,  as  defined  in  Section  424(e)  of  the  Code.
(x)     "Plan"  means  this  1996  Stock  Option  Plan.
         ----
(y)     "Restricted  Stock"  means shares of Common Stock acquired pursuant to a
         -----------------
grant  of  Stock  Purchase  Rights  under  Section  11  below.
(z)     "Restricted  Stock Purchase Agreement" means a written agreement between
         ------------------------------------
the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.
(aa)     "Rule  16b-3"  means Rule 16b-3 of the Exchange Act or any successor to
          -----------
Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
(bb)     "Section  16(b)"  means Section 16(b) of the Securities Exchange Act of
          --------------
1934,  as  amended.
(cc)     "Share"  means  a  share of the Common Stock, as adjusted in accordance
          -----
with  Section  13  of  the  Plan.
(dd)     "Stock  Purchase  Right"  means  the  right  to  purchase  Common Stock
          ----------------------
pursuant  to  Section  11  of  the  Plan,  as  evidenced  by  a Notice of Grant.
(ee)     "Subsidiary" means a "subsidiary corporation," whether now or hereafter
          ----------
existing,  as  defined  in  Section  424(f)  of  the  Code.
IV.     STOCK  SUBJECT  TO THE PLAN.  SUBJECT TO THE PROVISIONS OF SECTION 13 OF
        ---------------------------
THE PLAN, THE MAXIMUM AGGREGATE NUMBER OF SHARES WHICH MAY BE OPTIONED AND SOLD UNDER THE PLAN IS 12,000,000 SHARES. SUCH AUTHORIZED SHARE RESERVE INCLUDES THE 2,500,000 SHARES INITIALLY RESERVED UNDER THE PLAN AUTHORIZED BY THE BOARD MAY 21, 1996 AND APPROVED BY THE STOCKHOLDERS AUGUST 1, 1996, PLUS (I) AN INCREASE OF AN ADDITIONAL 2,000,000 SHARES, OF WHICH 1,000,000 SHARES WERE AUTHORIZED BY THE BOARD MARCH 19, 1997 AND 1,000,000 SHARES WERE AUTHORIZED BY THE BOARD MAY
28, 1997, AND WHICH INCREASES WERE APPROVED BY THE STOCKHOLDERS JULY 31, 1997 (THE "1997 INCREASE"), (III) AN INCREASE OF AN ADDITIONAL 2,000,000 SHARES AUTHORIZED BY THE BOARD APRIL 1, 1998 AND APPROVED BY THE STOCKHOLDERS JULY 21, 1998 (THE "1998 INCREASE"), (IV) AN INCREASE OF AN ADDITIONAL 2,000,000 SHARES AUTHORIZED BY THE BOARD APRIL 1, 1999 AND APPROVED BY THE STOCKHOLDERS JULY 29, 1999 (THE "1999 INCREASE"), AND (V) AN INCREASE OF AN ADDITIONAL 3,500,000 SHARES AUTHORIZED BY THE BOARD JULY 27, 2000 AND APPROVED BY THE STOCKHOLDERS SEPTEMBER 28, 2000 (THE "2000 INCREASE"). THE SHARES MAY BE AUTHORIZED, BUT UNISSUED, OR REACQUIRED COMMON STOCK.
     If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase
Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, and the original purchaser of such Shares did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. For purposes of the preceding sentence, voting rights shall not be considered a benefit of Share ownership.
V.     ADMINISTRATION  OF  THE  PLAN.
       -----------------------------
(a)     Procedure.
        ---------
     1.     Multiple  Administrative  Bodies.  If  permitted  by Rule 16b-3, the
            --------------------------------
Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.
2.     Administration  With Respect to Directors and Officers Subject to Section
       -------------------------------------------------------------------------
16(b).  With  respect to Option or Stock Purchase Right grants made to Employees
-----
who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in a manner complying with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made, or
(B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules under Rule 16b-3 relating to the disinterested administration of employee benefit plans under which Section 16(b) exempt discretionary grants and awards of equity securities are to be made.
3.     Administration  With Respect to Other Persons.  With respect to Option or
       ---------------------------------------------
Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.
(b)     Powers of the Administrator.  Subject to the provisions of the Plan, and
        ---------------------------
in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
     1.     to  determine  the  Fair  Market  Value  of  the  Common  Stock,  in
accordance  with  Section  2(n)  of  the  Plan;
2. to select the Consultants and Employees to whom Options and Stock Purchase Rights may be granted hereunder;
3. to determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;
4. to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;
5.     to  approve  forms  of  agreement  for  use  under  the  Plan;
6. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;
7. to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;
8. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;
9.     to  modify  or  amend  each  Option  or  Stock Purchase Right (subject to
Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;
10. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;
11. to determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and
12. to make all other determinations deemed necessary or advisable for administering the Plan.
(c)     Effect  of  Administrator's  Decision.  The  Administrator's  decisions,
        -------------------------------------
determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.
VI.     ELIGIBILITY.  NONSTATUTORY  STOCK  OPTIONS AND STOCK PURCHASE RIGHTS MAY
        -----------
BE GRANTED TO EMPLOYEES AND CONSULTANTS. INCENTIVE STOCK OPTIONS MAY BE GRANTED ONLY TO EMPLOYEES. IF OTHERWISE ELIGIBLE, AN EMPLOYEE OR CONSULTANT WHO HAS BEEN GRANTED AN OPTION OR STOCK PURCHASE RIGHT MAY BE GRANTED ADDITIONAL OPTIONS OR STOCK PURCHASE RIGHTS.
VII.     LIMITATIONS.
         -----------
(a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.
(b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.
(c)     The following limitations shall apply to grants of Options to Employees:
     1. No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 400,000 Shares.
2. In connection with his or her initial employment, an Employee may be granted Options to purchase up to an additional 800,000 Shares which shall not count against the limit set forth in subsection (i) above.
3. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13.
4. If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section
13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.
VIII.     TERM  OF  PLAN.  SUBJECT  TO  SECTION  19  OF THE PLAN, THE PLAN SHALL
          --------------
BECOME EFFECTIVE UPON THE EARLIER TO OCCUR OF ITS ADOPTION BY THE BOARD OR ITS APPROVAL BY THE STOCKHOLDERS OF THE COMPANY AS DESCRIBED IN SECTION 19 OF THE PLAN. IT SHALL CONTINUE IN EFFECT FOR A TERM OF TEN (10) YEARS UNLESS
TERMINATED  EARLIER  UNDER  SECTION  15  OF  THE  PLAN.
IX.     TERM  OF  OPTION.  THE TERM OF EACH OPTION SHALL BE STATED IN THE NOTICE
        ----------------
OF  GRANT; PROVIDED, HOWEVER, THAT IN THE CASE OF AN INCENTIVE STOCK OPTION, THE
           --------
TERM SHALL BE TEN (10) YEARS FROM THE DATE OF GRANT OR SUCH SHORTER TERM AS MAY BE PROVIDED IN THE NOTICE OF GRANT.
X.     OPTION  EXERCISE  PRICE  AND  CONSIDERATION.
       -------------------------------------------
(a)     Exercise  Price.  The  per  share  exercise  price  for the Shares to be
        ---------------
issued pursuant to exercise of an Option shall be no less than 100% of the Fair Market Value per Share on the date of grant.
(b)     Waiting  Period  and  Exercise Dates.  At the time an Option is granted,
        ------------------------------------
the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until either the completion of a service period or the achievement of performance criteria with respect to the Company or the Optionee.
(c)     Form of Consideration.  The Administrator shall determine the acceptable
        ---------------------
form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:
1.     cash;
2.     check;
3.     promissory  note;
4. other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;
5. delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;
6. a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;
7.     any  combination  of  the  foregoing  methods  of  payment;  or
8. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.
XI.     EXERCISE  OF  OPTION.
        --------------------
(a)     Procedure  for  Exercise;  Rights  as a Shareholder.  Any Option granted
        ---------------------------------------------------
hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.
1.     An  Option  may  not  be  exercised  for  a  fraction  of  a  Share.
2. An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.
3. Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
(b)     Termination  of Employment or Consulting Relationship.  Upon termination
        -----------------------------------------------------
of an Optionee's Continuous Status as an Employee or Consultant, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Notice of Grant to the extent that he or she is entitled to exercise it on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. Notwithstanding the above, in the event the Company is involved in a merger as a result of which Optionees are precluded from selling shares of the acquiring company until the publication of financial results covering post-merger combined operations ("Pooling Restrictions"), options held by Optionees subject to such Pooling Restrictions (including options that are assumed or substituted pursuant to Section 13(c)) shall remain exercisable until five (5) business days after the expiration of such Pooling Restrictions (but not beyond the original term of the Option) notwithstanding an earlier termination of such Optionee's Continuous Status as an Employee or Consultant. If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
     Notwithstanding the above, in the event of an Optionee's change in status from Consultant to Employee or Employee to Consultant, the Optionee's Continuous Status as an Employee or Consultant shall not automatically terminate solely as a result of such change in status. In such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three months and one day following such change of status.
(c)     Disability  of  Optionee.  Upon  termination of an Optionee's Continuous
        ------------------------
Status as an Employee or Consultant as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months (or such other period of time as is determined by the Administrator) from the date of termination, but only to the extent that the Optionee is entitled to exercise it on the date of termination (and in no event later than the expiration of the term of the Option as set forth in the Notice of Grant). If, on the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(d)     Death of Optionee.  In the event of the death of an Optionee, the Option
        -----------------
may be exercised at any time within twelve (12) months (or such other period of time as is determined by the Administrator) following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.
(e)     Rule 16b-3.  Options granted to individuals subject to Section 16 of the
        ----------
Exchange Act ("Insiders") must comply with the applicable provisions of Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
XII.     STOCK  PURCHASE  RIGHTS.
         -----------------------
(a)     Rights  to  Purchase.  Stock Purchase Rights may be issued either alone,
        --------------------
in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer, which shall in no event exceed ninety
(90) days from the date upon which the Administrator made the determination to grant the Stock Purchase Right. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. The aggregate number of Shares subject to grants of Stock Purchase Rights shall not exceed ten percent (10%) of the Shares subject to the Plan pursuant to
Section  3.
(b)     Repurchase  Option.  Unless  the Administrator determines otherwise, the
        ------------------
Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or Disability); provided that the minimum period of employment over which any such Company repurchase option lapses shall not be less than three (3) years. The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.
(c)     Rule  16b-3.  Stock  Purchase  Rights  granted  to  Insiders, and Shares
        -----------
purchased by Insiders in connection with Stock Purchase Rights, shall be subject to any restrictions applicable thereto in compliance with Rule 16b-3. An
Insider  may  only  purchase  Shares  pursuant  to the grant of a Stock Purchase
Right,  and  may  only  sell  Shares  purchased pursuant to the grant of a Stock
Purchase  Right,  during  such  time  or  times  as are permitted by Rule 16b-3.
(d)     Other Provisions.  The Restricted Stock Purchase Agreement shall contain
        ----------------
such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each purchaser.
(e)     Rights  as  a  Shareholder.  Once the Stock Purchase Right is exercised,
        --------------------------
the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.
(f)     Issuance  of  Shares.  As  soon  as  possible  after full payment of the
        --------------------
purchase price, the Shares purchased shall be duly issued; provided, however, that the Administrator may require that the purchaser make adequate provision for any Federal and State withholding obligations of the Company as a condition to such purchase.
(g)     Shares  Available Under the Plan.  Exercise of a Stock Purchase Right in
        --------------------------------
any manner shall result in a decrease in the number of Shares that thereafter shall be available for reissuance under the Plan.
XIII.     NON-TRANSFERABILITY  OF  OPTIONS AND STOCK PURCHASE RIGHTS.  AN OPTION
          ----------------------------------------------------------
OR STOCK PURCHASE RIGHT MAY NOT BE SOLD, PLEDGED, ASSIGNED, HYPOTHECATED, TRANSFERRED, OR DISPOSED OF IN ANY MANNER OTHER THAN BY WILL OR BY THE LAWS OF DESCENT OR DISTRIBUTION AND MAY BE EXERCISED, DURING THE LIFETIME OF THE OPTIONEE, ONLY BY THE OPTIONEE.
XIV.     ADJUSTMENTS  UPON  CHANGES  IN  CAPITALIZATION,  DISSOLUTION, MERGER OR
         -----------------------------------------------------------------------
ASSET  SALE.
    -------
(a)     Changes  in  Capitalization.  Subject  to  any  required  action  by the
        ---------------------------
stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.
(b)     Dissolution  or  Liquidation.   In the event of the proposed dissolution
        ----------------------------
or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option or Stock Purchase Right until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.
(c)     Merger  or  Asset Sale.  In the event of a merger of the Company with or
        ----------------------
into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, or in the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.
XV.     DATE  OF  GRANT.  THE DATE OF GRANT OF AN OPTION OR STOCK PURCHASE RIGHT
        ---------------
SHALL BE, FOR ALL PURPOSES, THE DATE ON WHICH THE ADMINISTRATOR MAKES THE DETERMINATION GRANTING SUCH OPTION OR STOCK PURCHASE RIGHT, OR SUCH OTHER LATER DATE AS IS DETERMINED BY THE ADMINISTRATOR. NOTICE OF THE DETERMINATION SHALL BE PROVIDED TO EACH OPTIONEE WITHIN A REASONABLE TIME AFTER THE DATE OF SUCH GRANT.
XVI.     AMENDMENT  AND  TERMINATION  OF  THE  PLAN.
         ------------------------------------------
(a)     Amendment  and  Termination.  The  Board  may  at any time amend, alter,
        ---------------------------
suspend  or  terminate  the  Plan.
(b)     Shareholder  Approval.  The Company shall obtain shareholder approval of
        ---------------------
any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Sections 162(m) or 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
(c)     Effect  of  Amendment  or  Termination.  No  amendment,  alteration,
        --------------------------------------
suspension  or  termination of the Plan shall impair the rights of any Optionee,
        -
unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.
(d)     Plan  Amendments.  The  Plan  was  amended  in order to approve the 1997
        ----------------
Increase, the 1998 Increase, the 1999 Increase and the 2000 Increase, respectively, and this restatement incorporates such amendments.
XVII.     CONDITIONS  UPON  ISSUANCE  OF  SHARES.
          --------------------------------------
(a)     Legal  Compliance.  Shares  shall not be issued pursuant to the exercise
        -----------------
of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)     Investment Representations.  As a condition to the exercise of an Option
        --------------------------
or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
XVIII.     LIABILITY  OF  COMPANY.
           ----------------------
(a)     Inability  to  Obtain Authority.  The inability of the Company to obtain
        -------------------------------
authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
(b)     Grants  Exceeding  Allotted Shares.  If the Optioned Stock covered by an
        ----------------------------------
Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.
XIX.     RESERVATION OF SHARES.  THE COMPANY, DURING THE TERM OF THIS PLAN, WILL
         ---------------------
AT  ALL  TIMES  RESERVE  AND  KEEP  AVAILABLE  SUCH NUMBER OF SHARES AS SHALL BE
SUFFICIENT  TO  SATISFY  THE  REQUIREMENTS  OF  THE  PLAN.
XX.     SHAREHOLDER  APPROVAL.  CONTINUANCE  OF  THE  PLAN  SHALL  BE SUBJECT TO
        ---------------------
APPROVAL BY THE STOCKHOLDERS OF THE COMPANY WITHIN TWELVE (12) MONTHS BEFORE OR AFTER THE DATE THE PLAN IS ADOPTED. SUCH SHAREHOLDER APPROVAL SHALL BE OBTAINED IN THE MANNER AND TO THE DEGREE REQUIRED UNDER APPLICABLE FEDERAL AND STATE LAW.